UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2006

THE SERVICEMASTER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14762 (Commission File Number)	36-3858106 (I.R.S. Employer Identification Number)

3250 Lacey Road, Suite 600, Downers Grove, Illinois           60515

(Address of Principal Executive Offices)                 (Zip Code)

Registrant’s telephone number, including area code: (630) 663-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a – 12)
☐ Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d(b))
☐ Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e – 4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)        On November 22, 2006, The ServiceMaster Company announced that Ernest J. Mrozek had been promoted to Vice Chairman. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Mrozek will continue to serve as Chief Financial Officer with responsibility for the company’s financial and accounting functions. In connection with Mr. Mrozek’s promotion, on November 16, 2006, Mr. Mrozek and the Company, in consideration of Mr. Mrozek's continued employment by the Company, entered into an agreement to set forth the rights and obligations of Mr. Mrozek and the Company in the event of Mr. Mrozek's termination of employment during the two-year period commencing January 1, 2007 and ending December 31, 2008.

If Mr. Mrozek's employment terminates on or after January 1, 2007 and on or prior to December 31, 2007, Mr. Mrozek will receive accrued salary and expense reimbursements if his employment is terminated by the Company for cause or by Mr. Mrozek without good reason or by reason of retirement, death or disability. If Mr. Mrozek’s employment is terminated by the Company without cause or by Mr. Mrozek for good reason during such period, Mr. Mrozek would receive accrued salary, expense reimbursement, two times salary, two times target annual bonus and accelerated vesting of restricted stock. If Mr. Mrozek’s employment terminates on or after January 1, 2008 and on or prior to December 31, 2008, Mr. Mrozek would receive accrued salary and expense reimbursement if his employment is terminated by the Company for cause or by reason of Mr. Mrozek’s death or disability. If Mr. Mrozek’s employment is terminated by the Company without cause or by Mr. Mrozek for any reason other than death or disability during such period, Mr. Mrozek would receive accrued salary, expense reimbursement, two times salary, two times target annual bonus and accelerated vesting of restricted stock.

From and after the date of the Agreement and through and including December 31, 2009 (or, if earlier, the date that is one year after the date of termination of the Agreement), Mr. Mrozek is bound by the standard non-competition, non-solicitation and confidentiality provisions contained in the Company’s stock option agreements and restricted stock award agreements. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
	10.1	Agreement dated as of November 15, 2006 by and between Ernest J. Mrozek and The ServiceMaster Company.
	99.1	Press Release issued by The ServiceMaster Company on November 22, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2006	THE SERVICEMASTER COMPANY
By: /s/ Jim L. Kaput
Jim L. Kaput
Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Agreement dated as of November 15, 2006 by and between Ernest J. Mrozek and The ServiceMaster Company
99.1	Press Release issued by The ServiceMaster Company on November 22, 2006.